Exibit 23.1

           CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Access Pharmaceuticals, Inc. 1995 Stock Option Plan of our report dated March 3, 2000, with respect to the consolidated financial statements for Access Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                          /s/ Grant Thornton LLP

                                          Grant Thornton LLP


Dallas, Texas
September 8, 2000